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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Current Report on Form 8-K/A Amendment No. 2 under the Securities Exchange Act of 1934 of Zapata Corporation dated December 5, 2003 and in the Registration Statement on Form S-8 of Zapata Corporation (Registration No. 333-45568) - 1996 Long Term Incentive Plan of our report dated June 6, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the Company's emergence from bankruptcy as of October 10, 2000, and the effect of this emergence on the comparability of the consolidated financial statements and (2) the Company's change in method of accounting for goodwill to conform with Statement of Financial Accounting Standard No. 142), and contained in the Annual Report on Form 10-K of Safety Components International, Inc. for the year ended March 29, 2003.

DELOITTE & TOUCHE LLP

Greenville, South Carolina
December 5, 2003

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